Exhibit 10(a)63



                             THIRD AMENDMENT TO THE
                 SOUTHERN COMPANY EMPLOYEE STOCK OWNERSHIP PLAN


         WHEREAS, the Employee Stock Ownership Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Stock Ownership Plan ("Plan"), effective as of April 1, 1995, which was amended by the Board of Directors of Southern Company Services, Inc. ("Company") effective as of August 1, 1995 and by the Committee to be effective as provided in the Second Amendment; and

         WHEREAS, the Committee desires again to amend the Plan in order to make certain clarifying changes; and

         WHEREAS, the Committee is authorized pursuant to Section 15.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan;

         NOW, THEREFORE, the Committee hereby amends the Plan as follows:

                                       I.

         Effective as of the date hereof, Section 2.3 shall be amended by deleting such Section in its entirety and substituting a new Section 2.3 as follows:

                  2.3 "Aggregation Group" shall mean either a Required Aggregation Group or a Permissive Aggregation Group.

                                       II.

         Effective as of January 1, 1996, Section 2.25 shall be amended by deleting such Section in its entirety and substituting a new Section 2.25 as follows:

                  2.25 "Enrollment Date" shall mean the day on which the Eligible Employee meets the requirements for participation in this Plan under Article III.






                                      III.

         Effective as of the date hereof, a new Section 2.37A shall be added to the Plan as follows:

                  2.37A "Permissive Aggregation Group" shall mean a group of plans consisting of the Required Aggregation Group and, at the election of the Affiliated Employers, such other plan or plans not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) or 410.

                                       IV.

         Effective as of the date hereof, a new Section 2.42A shall be added to the Plan as follows:

                  2.42A "Required Aggregation Group" shall mean those plans that are required to be aggregated as determined under this Section 2.42A. In determining a Required Aggregation Group hereunder, each plan of the Affiliated Employers in which a Key Employee is a participant and each other plan of the Affiliated Employers which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410 will be required to be aggregated.

                                       V.

         Effective as of January 1, 1996, Section 6.8 shall be amended by deleting the first sentence thereof and inserting a new sentence as follows:

                  Before each annual or special meeting of shareholders of The Southern Company, there shall be sent to each Participant a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the shares of Common Stock credited to such Participant's Account as of the record date of the Common Stock.

                                       VI.

         Except as amended herein by this Third Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Third Amendment.



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         IN WITNESS WHEREOF, Southern Company Services, Inc. through its duly authorized officers has adopted this Third Amendment to The Southern Company Employee Stock Ownership Plan this ____ day of _________________________, 1997 to be effective as stated herein.

                                            SOUTHERN COMPANY SERVICES, INC.



                                            By:

                                            Its:

ATTEST:


By:
Its: